UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                   FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): December 22, 1995
                                                           (November 17, 1995)




                          EXIDE ELECTRONICS GROUP, INC.
             (Exact name of registrant as specified in its charter)



     Delaware                    0-18106                  23-2231834
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)              Identification
incorporation)                                           No.)



8609 Six Forks Road
Raleigh, North Carolina           27615
(Address of principal           (Zip Code)
executive offices)


Registrant's telephone number, including area code:  (919) 872-3020

Item 5.     Other Events.

            Exide Electronics Group, Inc. ("Exide Electronics") has entered into a definitive agreement to acquire all of the outstanding stock of Deltec Power Systems, Inc. ("Deltec") from Fiskars OY AB ("Fiskars") and an affiliated company, for a purchase price of $195 million, subject to post-closing adjustments.

            Under the agreement, Fiskars will receive approximately $157.5 million in cash and 1,875,000 shares of Exide Electronics common stock valued at $37.5 million based upon an agreed price of $20 per share, in exchange for all of the issued and outstanding capital stock of Deltec. In connection with the transaction, Fiskars will enter into shareholder agreements governing certain issues with respect to its ownership of Exide Electronics common stock and providing for Fiskars to have two representatives on Exide Electronics Board of Directors. The Board will be enlarged from 8 to 10 persons to accommodate the two new members, who will take office after the acquisition becomes effective.

            The Company is in the process of arranging the necessary financing for the purchase through its existing banks or other lenders. The Company also is planning to raise a significant portion of the financing through issuance of public debt securities.

            Deltec designs, manufactures, markets, sells and services a broad line of uninterruptible power systems (UPS) products and power management software worldwide through its principal operating subsidiaries, Deltec Electronics Corp. based in San Diego, California and FPS Power Systems based in Helsinki, Finland. Deltec is one of the world's largest manufacturers of uninterruptible power systems, and is expected to have revenues of approximately $130 million in calendar year 1995. Deltec is one of the top five global providers of smaller UPS systems, which represents the fastest growing market segment.

            The acquisition is expected to close in early 1996. Consummation of the transaction is subject to completion of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of certain approvals, and the transaction is subject to customary terms and conditions which do not include financing.

Item 7. Financial Statements and Exhibits

(c)      Exhibits

         99.    Press Release dated November 17, 1995.
         10.    Deltec Purchase Agreement

                          EXIDE ELECTRONICS GROUP, INC.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    EXIDE ELECTRONICS GROUP, INC.
                                                     (Registrant)



Date:  December 22, 1995       By:   /s/MARTY R. KITTRELL

                                     Marty R. Kittrell
                                     Vice President and
                                     Chief Financial Officer

                                  EXHIBIT INDEX

     Exhibit No.    Description

         99.        Press Release dated November 17, 1995.
         10.        Deltec Purchase Agreement